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                                                                     Exhibit 5.1

                              [Venable Letterhead]

                                 August 14, 2003

Host Marriott Corporation
6903 Rockledge Drive, Suite 1500
Bethesda, Maryland 20817

                  Re:  Host Marriott Corporation

Ladies and Gentlemen:

     We have served as Maryland counsel to Host Marriott Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 27,500,000 shares (the "Shares"), together with 27,500,000 Purchase Share Rights (as defined below), of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be issued and sold in an underwritten public offering covered by a Registration Statement on Form S-3 (Registration No. 333-61722) and all amendments thereto (collectively, the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As used herein, "Purchase Share Rights" means the rights to purchase one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, issued as a dividend to the holders of Common Stock, the terms of which are set forth in a Rights Agreement, dated as of November 23, 1998 (the "Rights Agreement"), as amended, between the Company (formerly known as HMC Merger Corporation) and The Bank of New York, as Rights Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein, and a Prospectus Supplement dated August 11, 2003 (the "Prospectus Supplement"), in the form in which they were transmitted to the Commission under the 1933 Act;

     2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

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Host Marriott Corporation
August 14, 2003
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     4. Resolutions (the "Resolutions") adopted by the Board of Directors of the
Company, or the Pricing Committee of the Board of Directors (the "Pricing Committee"), relating to, among other matters, (i) the filing of the Registration Statement and the Prospectus Supplement, (ii) the registration, sale and issuance of the Shares, (iii) the appointment of the Pricing Committee and the delegation to such committee of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares and (iv) the execution, delivery and performance of the Rights Agreement and the authorization of the distribution of the Purchase Share Rights, certified as of a recent date by an officer of the Company;

     5. The Rights Agreement, as amended, certified as of the date hereof by an officer of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     7. A certificate executed by an officer of the Company, dated as of the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect

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Host Marriott Corporation
August 14, 2003
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relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

     6. The Shares have not been and will not be issued or transferred in violation of any restrictions or limitations contained in the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized and, when and to the extent issued and delivered against payment therefor pursuant to the Resolutions, the Registration Statement and the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

     3. The Purchase Share Rights have been duly authorized and, when issued in accordance with the Resolutions, the Charter and the Rights Agreement, will be validly issued.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state tax or securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     The opinion expressed herein is limited to the matters specifically set forth herein

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Host Marriott Corporation
August 14, 2003
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and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                             Very truly yours,


                                             /s/ Venable, Baejter & Howard, LLP